Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AgEagle Aerial Systems, Inc.

We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement on Form S-3 of AgEagle Aerial Systems, Inc. of our report dated April 10, 2020 relating to the consolidated financial statements of AgEagle Aerial Systems, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also hereby consent to the incorporation by reference of our report dated November 18, 2021, relating to the financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 of senseFly Inc., which appear in the Current Report on Form 8-K/A of AgEagle Aerial Systems Inc. filed with the Securities and Exchange Commission on December 10, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, FL

January 28, 2022